Exhibit 10.1

             SAFE TECHNOLOGIES INTERNATIONAL, INC.

                   1998 INCENTIVE STOCK PLAN


1.  Purpose.  This 1998 Incentive Stock Plan (the
"Plan") of Safe Technologies International, Inc. (the
"Company") for selected employees, officers, directors and key consultants to the Company and its subsidiaries, is intended to advance the best interests of the Company by providing personnel who have substantial responsibility for the management and growth of the Company and its subsidiaries with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in the employ of the Company or any of its subsidiaries.

2. Administration. The Plan shall be administered by a committee (the "Committee") consisting of not less than two members of the Board of Directors of the Company
(the "Board"). All of the members of the Committee shall be "Non-Employee Directors" as defined in Rule 16b-3 of the Rules and Regulations promulgated under the Securities
Exchange Act of 1934 (the "Exchange Act") or any similar or successor rule. The Board shall have the power to add or remove members of the Committee from time to time, and to fill vacancies thereon arising by resignation, death, removal, or otherwise. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee.
A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, including those involving non-qualified stock options (the "Options"), restricted stock
("Restricted Stock"), or awards of stock ("Stock Awards") shall be subject to the determination of the Committee.
The actions of the Committee in exercising all of the rights, powers and authorities set out in this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on the parties.

3. Shares Available Under the Plan. The stock subject to Options, Restricted Stock Grants and Stock
Awards shall be shares of the Company's Common Stock,
 .00001 par value (the "Common Stock"). The total number of shares of Common Stock available under the Plan shall not exceed in the aggregate 60,000,000 shares, consisting of a maximum of 30,000,000 Options, 15,000,000 Restricted Stock Grants and 15,000,000 Stock Awards; provided, that the class and aggregate number of shares which may be subject to grant hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares may be treasury shares or authorized but unissued shares.

In the event that any outstanding Option, Restricted Stock Grant or Stock Award shall expire or terminate by reason of the death or severance of employment of the optionee or grantee, the shares of Common Stock allocable to the unexercised portion of that Option or the forfeited Restricted Stock or Stock Award may again be available under the Plan. If Common Stock is used by an employee pursuant to Section 8 of this Plan to pay the exercise price of an Option, only the net number of shares of Common Stock issued by the Company shall be considered utilized under this Plan. If shares of Stock are withheld by the Company to pay tax withholding due from the optionee or grantee, the number of such shares withheld shall not be considered utilized under this Plan.

4.  Authority to Grant Options, Restricted Stock Grants and
Stock Awards. The Committee in its discretion and subject to the provisions of the Plan, may grant the following from time to time to eligible individuals of the Company or any of its subsidiaries:

(a) Options. The Committee may grant to an eligible individual an Option or Options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options do not constitute "incentive stock options" within the meaning of Section 422 of the Code ("Non-Qualified Stock Option" or "Option").

(b) Restricted Stock Grant. The Committee may grant to an eligible individual shares of Common Stock subject to specified restrictions on transferability and vesting as provided in the Plan ("Restricted Stock Grant").

(c) Stock Award. The Committee may award and issue shares of Common Stock under the Plan to an eligible individual ("Stock Award"). Stock Awards may be made in lieu of cash compensation or as additional compensation.
Stock Awards may also be made pursuant to performance based goals established by the Committee.

Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock covered by any Option, Restricted Stock Grant, and Stock Award, shall be determined by the Committee.

5. Eligibility. The individuals who shall be eligible to participate in the Plan shall be any officer, director, employee, consultant or other person providing key services to the Company or any of its subsidiaries, and any person to whom an offer of employment has been made by the Company or any of its subsidiaries (hereinafter such persons may sometimes be referred to as the "Eligible Individuals.").

6. Option Price. The price at which shares may be purchased pursuant to an Option shall not be less than the fair market value of the shares of Common Stock on the date the Option is granted. However, the Committee in its discretion may provide that the price at which shares may be purchased shall be more than the fair market value of the shares of Common Stock on the date the Option is granted. The Option price determined under this Paragraph 6 shall be referred to herein as the "Option Price."

For all purposes of this Plan, the "fair market value" of a share of Common Stock as of any particular date shall mean the average of the high and low sales price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is then listed, if the Common Stock is then listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing, if the Common Stock is not then listed on a national securities exchange, provided that if no closing price or quotes are reported on that date or, if in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock at that date shall be necessary or advisable, the Committee may provide for another means of determining fair market value.

7. Duration of Options. No Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and the Committee in its discretion may provide that the Option shall be exercisable throughout the ten-year period or during any lesser period of time commencing on or after the date of grant and ending on or before the expiration of the ten-year period.

8. Exercise of Options. An optionee may exercise an Option by delivering to the Company a written notice stating
(i) that the optionee wishes to exercise the Option on the date notice is delivered, (ii) the number of shares of Common Stock with respect to which the Option is to be exercised, (iii) the address to which the certificate representing the shares of Common Stock should be mailed, and (iv) the social security number of the optionee. In order to be effective, the written notice shall be accompanied by (i) payment of the Option Price of the shares of Common Stock and (ii) payment of an amount of money necessary to satisfy the withholding tax liability, if any, that may result from the exercise of the Option. Each payment shall be made by cash or by check drawn on a national banking association and payable to the order of the Company in United States dollars.

At the time of receipt by the Company of written notice of exercise, the optionee may deliver to the Company, to the extent permitted by law, in payment of the Option Price of the shares of Common Stock with respect to which the Option is exercised, (x) certificates registered in the name of the optionee that represent a number of shares of Common Stock legally and beneficially owned by the optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of written notice that is not greater than the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, the certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Common Stock represented by certificates (or in lieu of such certificates, other arrangements for the transfer of shares to the Company which are satisfactory to the Company), and cash or a check for the balance and (y)

if the Option Price of the shares of Common Stock with respect to which such Option is to be exercised exceeds the fair market value, a check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of the excess plus (z) the amount of money, in a form acceptable to the Committee, necessary to satisfy the withholding tax liability, if any, that may result from the exercise of the Option.

Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option
Price of the shares of Common Stock with respect to which the Option is to be exercised and, in that event, any certificates representing shares of Common Stock that were received by the Company with written notice shall be returned to the optionee, together with notice by the Company to the optionee of the refusal of the Committee to accept the shares of Common Stock. The Company, upon approval of the Committee and in its sole discretion, following the request of the optionee, may retain shares of

Common Stock which would otherwise be issued upon exercise of an Option to satisfy the withholding tax liability that may result from the exercise of an Option. In this case, the retained shares shall be valued at their then fair market value. If, at the expiration of seven business days after the delivery to optionee of written notice from the Company that it will not accept shares of Common Stock in payment of the exercise price, the optionee shall not have delivered to the Company a check or money order drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Common Stock with respect to which such Option is to be exercised, the written notice from the optionee to the Company shall be ineffective to exercise the Option.

The Committee may permit an optionee to elect to pay the exercise price upon exercise of an Option by authorizing a third party (broker) to sell all (or a portion) of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

As promptly as practicable after the receipt by the Company of (i) the written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph of the Option Price of the shares of Common Stock with respect to which the Option is to be exercised, and
(iii) payment, in the form required by the foregoing provisions of this Paragraph of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of the Option, the Company shall deliver to the optionee a certificate representing the number of shares of Common Stock with respect to which the Option has been exercised, reduced to the extent applicable by the number of shares retained by the Company as provided above to pay any required withholding tax liability, the certificate to be registered in the name of the optionee, provided that delivery shall be considered to have been made when the certificate shall have been mailed, postage prepaid, to the optionee at the address specified for that purpose in written notice from the optionee to the Company.

9. Restricted Stock Grants. The Committee may issue shares of Common Stock to an Eligible Individual subject to the terms of a Restricted Stock Grant. The shares may be issued for no payment by the individual or for a payment at or below the fair market value on the date of grant. Restricted Stock shall be subject to restrictions as to sale or other transfer and generally will be subject to vesting over a period of time specified in the Restricted Stock Grant. The Committee shall determine the number of shares and the price, if any, at which shares of Restricted Stock will be granted.

Restricted Stock shall be subject to the following terms and conditions as determined by the Committee, including without limitation any or all of the following:

(a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse (i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to a Participant, resell back to the Company at his cost, all or a part of such shares in the event of termination of the holder's employment during any period in which the shares remain subject to restrictions;

(c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or a subsidiary of the Company;

(d)  unless stated otherwise in the Restricted Stock
Grant, if restrictions remain at the time of severance of employment with the Company or a parent or subsidiary corporation, the Restricted Stock shall be forfeited; provided however, if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the grantee or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Grant.

No holder of Restricted Stock shall exercise the election authorized by Section 83(b) of the Code without the express written consent of the Committee to this election. Any grantee of Restricted Stock making this election without the consent of the Committee shall forfeit all shares of Restricted Stock granted to him.

Shares of Restricted Stock shall be registered in the name of the grantee and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in Safe Technologies
International, Inc. 1998 Incentive Stock Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company.


At the end of any time period during which the shares of Restricted Stock are subject to forfeiture and restrictions on transfer, the shares will be delivered free of all restrictions to the grantee or to the grantee's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law.

Subject to the terms and conditions of the Plan, each grantee receiving Restricted Stock shall have all the rights of a stockholder with respect to the shares of Common Stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. By accepting a Restricted Stock Grant, the grantee agrees to remit when due any federal and state income and employment taxes required to be withheld. Dividends paid in cash or property other than stock with respect to shares of Restricted Stock shall be paid to the grantee currently.

10.  Stock Awards.

(a)  The Committee may grant Common Stock to an
Eligible Individual under the Plan, without any payment by the individual, in lieu of certain cash compensation or as additional compensation. The Stock Award is subject to appropriate tax withholding. After compliance with the tax withholding requirements, a stock certificate shall be issued to the individual recipient of the Stock Award. The certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. Prior to receipt of a Stock Award, the individual must comply with appropriate requests of the Committee to assure compliance with all relevant laws.

(b) The Committee may award shares of Common Stock, without any payment for such shares, to designated individuals if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to performance based Stock Awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific performance based Stock Award shall be made by the Committee in writing prior to the beginning of the 12-month period for which the performance is measured. The Committee shall establish the number of shares to be issued to a designated employee if the performance goal is met; provided the maximum number of shares which may be issued to any one employee per year under this Paragraph 10 is shares. The Committee must certify in writing that a performance goal has been met prior to issuance of any certificate for a performance based Stock Award to any employee. If the Committee certifies the entitlement of an employee to the performance based Stock Award, the certificate shall be issued to the employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

Performance goals determined by the Committee may be based on specified increases in net profits, stock price, Company or segment sales, market share, earnings per share, and/or return on equity.

The employees eligible for a performance based Stock Award are the senior officers (i.e., President Vice President, Secretary, Treasurer, and above) of the Company and its subsidiaries.

11.  Transferability of Options to Permitted Transferees.

(a) The Committee may, in its discretion, permit an individual to transfer all or any portion of a Non-Qualified Stock Option, or authorize all or a portion of any Non-Qualified Stock Option to be granted to an individual to be on terms which permit transfer by such individual, to (i) his spouse, children or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners (collectively, "Permitted Transferees"); provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original individual-holder of the Non-Qualified Stock Option and transfers to other Permitted Transferees of the original individual-holder. Options evidencing Non-Qualified Stock Options with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Subsection 11(a).

(b) Other Transfers. Except as expressly permitted by subsection ll(a), Options requiring exercise shall not be transferable other than by will or the laws of descent and distribution or pursuant to domestic relations orders.

(c) Effect of Transfer. Following the transfer of any Non-Qualified Stock Option as contemplated by Subsection ll(a) and ll(b), (i) such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "individual" shall be deemed to refer to the Permitted Transferee or the estate or heirs of a deceased individual, as applicable, to the extent appropriate to enable the holder to exercise the transferred Option in accordance with the terms of the Plan and applicable law and (ii) the provisions of the Plan shall continue to be applied with respect to the original individual and, following the occurrence of any such events described therein the Options shall be exercisable by the Permitted Transferee or the estate or heirs of a deceased holder, as applicable, only to the extent and for the periods specified.

(d) Procedures and Restrictions. Any individual desiring to transfer a Non-Qualified Stock Option as permitted under Subsection 11(a) shall make application therefor to the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(e) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Non-Qualified Stock Options transferred as permitted in this
Section is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to the Plan to initial holders of Options, the Company shall not have any obligation to register the issuance of any such shares of stock to any such transferee.


12. Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of the severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death or disability of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

In the event of severance because of the disability of the holder of any Option while in the employ of the Company and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one day less than one year following the date of severance because of disability, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of severance because of disability.

In the event of the death of the holder of any Option while in the employ of the Company and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one day less than one year following the date of death. After the death of the optionee, the executors, administrators or any person or persons to whom the Option was transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the expiration of an Option, to exercise the option in whole or in part, without regard to any limitation the optionee would have been subject to had he exercised the option on the day of his death while in employment.

13. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option, Restricted Stock Grant or Stock Award if the issuance of those shares would constitute a violation by the optionee, recipient, or the Company of any provisions of any law or regulation of any governmental authority. Each Option, Restricted Stock Grant and Stock Award granted under the Plan shall be subject to the requirements that, if at any time the Board or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no Option may be exercised in whole or in part, or Restricted Stock Grant or Stock Award issued, unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board. If required at any time by the Board or the Committee, an Option may not be exercised or a Stock Award issued until the optionee or recipient has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended) (the "1933 Act"), upon exercise of any Option or entitlement to a Restricted Stock Grant or Stock Award, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of the Option, Restricted Stock Grant or Stock Award will not transfer the shares except pursuant to a registration statement in effect under the 1933 Act or unless an opinion of counsel satisfactory to the Committee has been received by the Company to the effect that registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option or pursuant to a Restricted Stock Grant or Stock Award are not registered under the 1933 Act, the Company may imprint on the certificate for the shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the 1933 Act:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

The Company may, but shall not be obligated to, register any securities covered hereby pursuant to the 1933 Act (as now in effect or as hereafter amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing these shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto or pursuant to a Restricted Stock Grant or Stock Award to comply with any law or regulation of any governmental authority.

14. No Rights as Shareholder. No optionee shall have rights as a shareholder with respect to shares covered by an Option until the date of issuance of a stock certificate for the shares; and, except as otherwise provided in Paragraph 16 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of the certificate.

15. Employment Obligation. The granting of any Option, Restricted Stock Grant, or Stock Award shall not impose upon the Company any obligation to employ or continue to employ any optionee or grantee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Option, Restricted Stock Grant or Stock Award, has been granted to him.

16. Changes in the Company's Capital Structure. The existence of outstanding Options, Restricted Stock Grants, and Stock Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of Common Stock subject to outstanding Options, Restricted Stock Grants, and Stock Awards hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options, Restricted Stock Grants, and Stock Awards shall extend to such other securities) in a manner so as to entitle an optionee or a grantee to receive, upon exercise of an Option, for the same aggregate cash consideration, and for the vesting of Restricted Stock, and award of pending performance based Stock Awards, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) he would have held after adjustment if he had exercised his Option, or the Restricted Stock was vested in full, or the Stock Award was earned, immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each optionee or employee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

After a merger of one or more corporations into the Company, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each optionee, at no additional cost, shall be entitled to receive (subject to any required action by stockholders), upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be exercisable, the number and class of shares of stock or other securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation such holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised and, if as a result of the merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each optionee, at no additional cost, shall be entitled to receive, upon exercise of his Option, other assets and property, including cash, to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above. Appropriate adjustments shall also be made to shares of Restricted Stock and to pending Stock Awards.

If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any vesting requirements set forth in any Option so that all Options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board shall be exercisable in full; or (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (subject to any vesting requirements, unless waived) during a 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options, Restricted Stock Grants, or Stock Awards.

17. Amendment or Termination of Plan. The Board may at any time alter, suspend or terminate the Plan, but except in accordance with the provisions of Paragraph 16 hereof, no change shall be made which will have a material adverse effect upon any Option, Restricted Stock Grant or Stock Award previously granted unless the consent of such grantee is obtained.


18. Forfeitures. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that the employee, before or after termination of his employment with the Company or its subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or its subsidiaries, which conduct damaged the Company or its subsidiaries, or disclosed trade secrets of the Company or its subsidiaries, or (b) participated, engaged in or had a financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or its subsidiaries without the written consent of the Company or its subsidiaries, the employee shall forfeit all outstanding Options, Restricted Stock and Stock Awards which are not fully vested, including all rights related to such matters, and including all unexercised Options, exercised Options, and any performance based Stock Awards to which he may be entitled, and other elections pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the employee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

The decision of the Committee as to the cause of the employee's discharge, the damage done to the Company or its subsidiaries, and the extent of the employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the employee by the Company or its subsidiaries in any manner. To provide the Company with an opportunity to enforce this Section, no certificate for Stock may be issued under this Plan without the certification by the Committee that no action forbidden by this provision has been raised for their determination.

19. Tax Withholding. The Company or any of its subsidiaries shall be entitled to deduct from other compensation payable to each employee any sums required by federal, state, or local tax law to be withheld with respect to the grant, exercise, or vesting, as appropriate, of an Option, Restricted Stock Grant, or Stock Award. In the alternative, the Company may require the employee (or other person exercising the Option, or receiving the Restricted Stock or Stock Award) to pay the sum directly to the employer corporation. If the employee (or other person) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within five (5) days after the date of exercise. The Company shall have no obligation upon exercise of any Option, vesting of Restricted Stock or issuance of a Stock Award until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise or vesting. The Company shall not be obligated to advise an employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

20.  Written Agreement.  Each Option, Restricted Stock
Grant, and Stock Award granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the optionee or grantee and by an appropriate officer of the Company for and in the name and on behalf of the Company. Each agreement shall contain other provisions which the Committee in its discretion shall deem advisable.


21. Governing Law and Interpretation. This Plan shall be governed by the laws of the state of Florida. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Exchange Act, any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board and the Committee each may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

22. Effective Date of Plan. The Plan shall become effective as of April 1, 1998 (the "Effective Date") and shall terminate on the 10th anniversary of the Effective Date. No
Option, Restricted Stock Grant, or Stock Award shall be granted pursuant to the Plan after April 1, 2008.